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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the (a) Joint Registration Statement on Form S-3 (File No. 333-29671 and No. 333-29671-01) and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (b) Joint Registration Statement on Form S-8 (File No. 333-41927 and No. 333-41927-01) of Patriot American Hospitality, Inc. and Wyndham International Inc. (formerly Patriot American Hospitality Operating Company), (c) Joint Registration Statement on Form S-3 (File No. 333-39313 and 333-39313-01) and related Prospectus of 1,681,793 paired shares of common stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (d) Joint Registration Statement on Form S-4 (File No. 333-44203 and No. 333-44203-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc., (e) Joint Registration Statement on Form S-8 (File No. 333-44197 and No. 333-44197-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc., and (f) Joint Registration Statement on Form S-3 (File No. 333-28085 and No. 333-28085-01) and related Prospectus of 1,000,000,000 of paired common stock and paired preferred stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated February 12, 1998, on our audit of Wyndham Hotel Corporation as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, included in the Current Report on Form 8-K dated April 20, 1998.



                                         /s/ Coopers & Lybrand L.L.P.

Dallas, Texas
April 20, 1998